                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of NNG, Inc. on Form S-4 of our report dated January 26, 2000, except for the discontinued operations footnote, as to which the date is July 24, 2000 appearing in the Current Report on Form 8-K of Northrop Grumman Corporation dated August 8, 2000, and to the reference to us under the heading "Experts" in the offer to purchase or exchange, which is part of this Registration Statement.


Deloitte & Touche LLP

Los Angeles, California
February 1, 2001